Exhibit 99.1

Third Quarter 2016 Investor Conference Call

PALM BEACH GARDENS, FL (November 10, 2016)  – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter ended September 30, 2016, on Tuesday, November 15, 2016, at 4:00 p.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers.  Please reference conference ID# 18837725.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com.  In addition, a telephonic replay of the conference call will be available through 7:00 p.m. on Tuesday, November 22, 2016 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406.  Please reference conference ID# 18837725.

About Aurora Diagnostics

Aurora Diagnostics is a leading independent pathology services and cancer diagnostics company, offering integrated diagnostic and personalized medicine consultations and information technology solutions to physicians and hospital systems. Aurora Diagnostics’ pathologists provide diagnostic opinions and work collaboratively with referring physicians to determine appropriate patient treatment options. Aurora Diagnostics also provides services to pharmaceutical companies and other research entities to support their efforts to develop new cancer treatments.

Aurora Diagnostics operates 26 community-based pathology practices with over 160 board-certified pathologists. Aurora Diagnostics provides services to a broad array of physician specialists, including dermatologists, obstetricians and gynecologists, family practitioners, gastroenterologists, urologists, general surgeons and oncologists.

Aurora Diagnostics’ client-centric approach to providing diagnostic services is driven by its belief that the practice of medicine and the delivery of healthcare are both personal and best delivered locally. With its extensive pathology expertise, Aurora Diagnostics is able to support comprehensive integrated approaches to patient care. For additional information regarding Aurora Diagnostics and the services it provides, please visit the company website at www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.